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                                                                Exhibit 10.1(e)

                              EMPLOYMENT AGREEMENT


     THIS AGREEMENT between International Minerals & Chemical Corporation, a New York corporation (the "Company"), and Beverley L. Hayes ("Executive"), is made as of the 7TH day of MARCH, 1990, to become effective as provided below;

                                WITNESSETH THAT:

     A. The Company wishes to attract and retain well-qualified executive and key personnel and to assure itself of the continuity of its management.

     B. Executive is an officer or other key executive of the Company with significant management responsibilities in the conduct of its business.

     C. The Company recognizes that Executive is a valuable resource of the Company and the Company desires to be assured of the continued services of Executive.

     D. The Company is concerned that in the event of a possible or threatened change in control of the Company, uncertainties necessarily arise and Executive may have concerns about the continuation of her employment status and responsibilities and may be approached by others offering competing employment opportunities, and the Company therefore desires to provide Executive assurance as to the continuation of her employment status and responsibilities in such event.

     E.   The Company further desires to assure that, if a possible

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or threatened change in control should arise and Executive should be involved in deliberations or negotiations in connection therewith, Executive would be in a secure position to consider and participate in such transaction as objectively as possible in the best interests of the Company and to this end desires to protect Executive from any direct or implied threat to her financial wellbeing.

     F. Executive is willing to continue to serve as such but desires assurance that in the event of such a change in control she will continue to have the employment status and responsibilities she could reasonably expect absent such event and that in the event this turns out not to be the case she will have fair and reasonable severance protection on the basis of her service to the Company to that time.

     NOW, THEREFORE, it is hereby agreed by and between the parties as follows:

     1. OPERATION OF AGREEMENT. The "effective date of this Agreement" shall be the date on which a change in control of the Company (as described in Section
2) occurs. This Agreement shall not become effective, and the Company shall have no obligation hereunder, if the employment of Executive with the Company shall terminate for any reason prior to a change in control of the Company. Executive shall have no right on account of this Agreement to be retained in the employ of the Company or to be retained in any particular position in the Company, unless and until a change in control has occurred.

     2. CHANGE IN CONTROL. The term "change in control of the Company" shall mean, and be deemed to have occurred, on the date of the



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first to occur of any of the following:

          (a) there occurs a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of
               Schedule 14A of Regulation 14A or Item 1 of Form 8-K, promulgated under the Securities Exchange Act of 1934 as in effect on the date of this Agreement or, if neither item remains in effect, any regulations issued under the Securities Exchange Act of 1934 which serve similar purposes;

          (b) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) is or becomes a beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities except the event described in this paragraph shall not be deemed to have occurred by virtue of ownership of any securities of the Company by the Company or by any employee benefit plan sponsored by the Company;

          (c) individuals who, on February 21, 1990, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that
               (i) any person becoming a director subsequent to February 21, 1990, whose election, or nomination for election, by the Company's shareholders, was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this paragraph (c), considered as though such person were a member of the Incumbent Board, and (ii) in the event that after February 21, 1990, the Board of Directors by a vote of at least three-quarters of the directors comprising the Incumbent Board shall have reduced or enlarged the size of the Board of Directors or recommended to shareholders such a reduction or enlargement, upon such reduction or enlargement having occurred, the Board of Directors as so reduced or enlarged shall thereupon constitute the Incumbent Board for all purposes including, without limitation, for the purpose of determining what thereafter constitutes the


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               majority or three-quarters specified above;

          (d) the Company shall have merged into or consolidated with another corporation, or merged another corporation into the Company, on a basis whereby less than 50% of the total voting power of the surviving corporation is represented by shares held by shareholders of the Company prior to such merger or consolidation; or

          (e) the Company shall have sold all or, as determined by the Board of Directors, substantially all of its assets to another corporation or other entity or person.

     3. EMPLOYMENT. The Company hereby agrees to continue the Executive in its employ, and the Executive hereby agrees to remain in the employ of the Company, for the period commencing on the effective date of this Agreement and ending on the last day of the month in which occurs the third anniversary of the effective date of this Agreement (the "Employment Period"). During the Employment Period, Executive shall exercise such position and authority and perform such responsibilities as are commensurate with the position and authority being exercised and duties being performed by the Executive immediately prior to the effective date of this Agreement, which services shall be performed at the location where the Executive was employed immediately prior to the effective date of this Agreement or at such other location as the Company may reasonably require; provided that the Executive shall not be required to accept any such other location that she deems unreasonable in the light of her personal circumstances. The Executive agrees that during the Employment Period she shall devote her full business time exclusively to her responsibilities as described herein and shall perform


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faithfully and efficiently such responsibilities and the responsibilities set forth in the Employee Invention and Secrecy Agreement that is attached to and made a part hereof as Exhibit A.

     4. COMPENSATION AND BENEFITS. During the Employment Period, the Executive shall receive the following compensation and benefits:

          (a) She shall receive an annual base salary which is not less than her annual base salary immediately prior to the effective date of this Agreement, with the opportunity for increases, from time to time thereafter which are in accordance with the Company's regular executive compensation practices.

          (b) She shall be eligible to participate on a reasonable basis, and to continue her existing participation, in annual incentive, stock option, restricted stock, long-term incentive performance, and any other incentive compensation plan which provides opportunities to receive compensation in addition to her annual base salary which are the greater of (i) the opportunities provided by the Company for executives with comparable duties or
               (ii) the opportunities under any such plans in which she was participating immediately prior to the effective date of this Agreement.

          (c) She shall be entitled to receive and participate in salaried employee benefits (including, but not limited to, medical, life and accident insurance, investment, stock ownership, and disability benefits) and perquisites which are the greater of (i) the employee benefits and perquisites provided by the Company to executives with comparable duties or (ii) the employee benefits and perquisites to which she was entitled or in which she participated immediately prior to the effective date of this Agreement.

          (d) She shall be entitled to continue to accrue credited service for retirement benefits and to be entitled to receive retirement benefits under and pursuant to the terms of the Company's qualified retirement plan for salaried employees; the Company's supplemental executive retirement plan if, on the effective date, she is a participant in such plan; and, any


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               successor or other retirement plan or agreement in effect on the effective date of this Agreement in respect of her retirement, whether or not a qualified plan or agreement, so that her aggregate monthly retirement benefit from all such plans and agreements (regardless when she begins to receive such benefit) will be not less than it would be had all such plans and agreements in effect immediately prior to the effective date of this Agreement continued to be in effect without change until and after she begins to receive such benefit.

     5. TERMINATION. The term "Termination" shall mean termination, prior to the expiration of the Employment Period, of the employment of the Executive with the Company for any reason other than death, disability (as described below), cause (as described below), or voluntary resignation (as described below).

          (a) The term "disability" means physical or mental incapacity qualifying the Executive for long term disability under the Company's long term disability plan.

          (b) The term "cause" means (i) the willful and continued failure of the Executive to perform substantially her duties with the Company (other than any failure due to physical or mental incapacity) after a demand for substantial performance is delivered to her by the Board of Directors which specifically identifies the manner in which the Board believes she has not substantially performed her duties or (ii) willful misconduct materially and demonstrably injurious to the Company. No act or failure to act by the Executive shall be considered "willful" unless done or omitted to be done by her not in good faith and without reasonable belief that her action or omission was in the best interest of the Company. The unwillingness of the Executive to accept any or all of a change in the nature or scope of her position, authorities or duties, a reduction in her total compensation or benefits, a relocation that she deems unreasonable in light of her personal circumstances, or other action by or request of the Company in respect of her position, authority, or responsibility that she reasonably


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               deems to be contrary to this Agreement, may not be considered by the Board of Directors to be a failure to perform or misconduct by the Executive. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for cause for purposes of this Agreement unless and until there shall have been delivered to her a copy of a resolution, duly adopted by a vote of three-quarters of the entire Board of Directors of the Company at a meeting of the Board called and held (after reasonable notice to the Executive and an opportunity for the Executive and her counsel to be heard before the Board) for the purpose of considering whether the Executive has been guilty of such a willful failure to perform or such willful misconduct as justifies termination for cause hereunder, finding that in the good faith opinion of the Board the Executive has been guilty thereof and specifying the particulars thereof.

          (c) The resignation of the Executive shall be deemed "voluntary" if it is for any reason other than one or more of the following:

                 (i) The Executive's resignation or retirement is requested by the Company other than for cause;

                (ii) Any other significant change in the nature or scope of the Executive's position, authorities or duties from those described in Section 3;

               (iii) Any other reduction in her total compensation or benefits from that provided in Section 4;

                (iv) The breach by the Company of any other provision of this Agreement; or

                 (v) The reasonable determination by the Executive that, as a result of a change in control of the Company and a change in circumstances thereafter significantly affecting her position, she is unable to exercise the authorities and responsibilities attached to her position and contemplated by Section 3.

          (d)  Termination that entitles the Executive to the


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payments and benefits provided in Section 6 shall not be deemed or treated by the Company as the termination of the Executive's employment or the forfeiture of her participation, award, or eligibility for the purpose of any plan, practice or agreement of the Company referred to in Section 4.

     6. TERMINATION PAYMENTS AND BENEFITS. In the event of and within 30 days following Termination, the Company shall pay to the Executive:

          (a) Her base salary and all other benefits due her as if she had remained an employee pursuant to this Agreement through the remainder of the month in which Termination occurs less applicable withholding taxes and other authorized payroll deductions;

          (b) The amount equal to the target award for the Executive under the Company's annual incentive compensation plan for the fiscal year in which Termination occurs, reduced pro rata for that portion of the fiscal year not completed as of the end of the month in which Termination occurs, provided that if the Executive has deferred her award for such year under the plan, the payment due the Executive under this Paragraph (b) shall be paid in accordance with the terms of the deferral; and

          (c) A lump sum severance allowance in an amount which is equal to the sum of the amounts determined in accordance with the following subparagraphs (i) and (ii):

               (i) an amount equivalent to twice her annual base salary at the rate in effect immediately prior to Termination; and

               (ii) an amount equivalent to twice the average of the annual incentive compensation received or deferred by the Executive for the two fiscal years immediately prior to the fiscal year in which Termination occurs.

          If the Executive's Termination occurs within her first year of employment with the Company and before she has received or deferred annual incentive


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          compensation, her severance allowance under subparagraph (ii) will be
          $300,000. If her Termination occurs during her second year of employment with the Company and after she has received or deferred annual incentive compensation (if any) for the first fiscal year of her employment, but she has not yet received or deferred her annual incentive compensation for the second fiscal year, her severance allowance under subparagraph (ii) will be an amount equivalent to twice the average of: (i) the amount (if any) of annual incentive compensation which she received or deferred during the first fiscal year prior to Termination and (ii) $150,000.

     7.   NON-COMPETITION AND CONFIDENTIALITY. The Executive agrees that:

          (a) there shall be no obligation on the part of the Company to provide any further payments or benefits (other than payments or benefits already earned or accrued) described in Section 6 if, when, and so long as the Executive shall be employed by or otherwise engage in any business which is competitive with any business of the Company or of any of its subsidiaries, as such business existed as of the effective date of this Agreement, in which the Executive was engaged during her employment, and if such employment or activity is likely to cause or causes serious damage to the Company or any of its subsidiaries; and

          (b) during and after the Employment Period, she will not divulge or appropriate to her own use or the use of others any secret or confidential information pertaining to the business of the Company or any of its subsidiaries obtained during her employment by the Company, it being understood that this obligation shall not apply when and to the extent any of such information becomes publicly known or available other than because of her act or omission.

     8. ARRANGEMENTS NOT EXCLUSIVE OR LIMITING. The specific arrangements referred to herein are not intended to exclude or limit Executive's participation in other benefits available to executive


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personnel generally, or to preclude or limit other compensation or benefits as may be authorized by the Board of Directors of the Company at any time, or to limit or reduce any compensation or benefit to which Executive would be entitled but for this Agreement.

     9. ENFORCEMENT COSTS. The Company is aware that upon the occurrence of a change in control, the Board of Directors or a stockholder of the Company may then cause or attempt to cause the Company to refuse to comply with its obligations under this Agreement, or may cause or attempt to cause the Company to institute, or may institute, litigation seeking to have this Agreement declared unenforceable, or may take, or attempt to take, other action to deny Executive the benefits intended under this Agreement. In these circumstances, the purpose of this Agreement could be frustrated. It is the intent of the parties that Executive not be required to incur the legal fees and expenses associated with the protection or enforcement of her rights under this Agreement by litigation or other legal action because such costs would substantially detract from the benefits intended to be extended to Executive hereunder, nor be bound to negotiate any settlement of her rights hereunder under threat of incurring such costs. Accordingly, if at any time after the effective date of this Agreement, it should appear to Executive that the Company is or has acted contrary to or is failing or has failed to comply with any of its obligations under this Agreement for the reason that it regards this Agreement to be void or unenforceable or for any other reason, or that the Company has purported to terminate her employment for cause or is in the course of doing so in either case contrary to this Agreement, or in the event that the Company or


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any other person takes any action to declare this Agreement void or unenforceable, or institutes any litigation or other legal action designed to deny, diminish or to recover from Executive the benefits provided or intended to be provided to her hereunder, and the Executive has acted in good faith to perform her obligations under this Agreement, the Company irrevocably authorizes Executive from time to time to retain counsel of her choice at the expense of the Company to represent her in connection with the protection and enforcement of her rights hereunder, including without limitation representation in connection with termination of her employment contrary to this Agreement or with the initiation or defense of any litigation or other legal action, whether by or against the Executive or the Company or any director, officer, stockholder or other person affiliated with the Company, in any jurisdiction. The reasonable fees and expenses of counsel selected from time to time by Executive as hereinabove provided shall be paid or reimbursed to Executive by the Company on a regular, periodic basis upon presentation by Executive of a statement or statements prepared by such counsel in accordance with its customary practices, up to a maximum aggregate amount of $200,000. Counsel so retained by Executive may be counsel representing other officers or key executives of the Company in connection with the protection and enforcement of their rights under similar agreements between them and the Company and unless, in her sole judgment, use of common counsel could be prejudicial to her or would not be likely to reduce the fees and expenses chargeable hereunder to the Company, the Executive agrees to use her best efforts to agree with such other officers or executives to retain


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common counsel.

     10. NOTICES. Any notices, requests, demands and other communications provided for by this Agreement shall be in writing and personally delivered by hand or sent by registered or certified mail, if to the Executive, to her at the last address she has filed in writing with the Company or, if to the Company, to its corporate secretary at its principal executive office.

     11. NON-ALIENATION. The Executive shall not have any right to pledge, hypothecate, anticipate, or in any way create a lien upon any amounts provided under this Agreement, and no payments or benefits due hereunder shall be assignable in anticipation of payment either by voluntary or involuntary acts or by operation of law. So long as the Executive lives, no person, other than the parties hereto, shall have any rights under or interest in this Agreement or the subject matter hereof.

     12. ENTIRE AGREEMENT; AMENDMENT. This Agreement constitutes the entire agreement of the parties in respect of the subject matter hereof. No provision of this Agreement may be amended, waived, or discharged except by the mutual written agreement of the parties. The consent of any other person to any such amendment, waiver or discharge shall not be required.

     13. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Company, its successors or assigns, by operation of law or otherwise, including without limitation any corporation or other entity or person which shall succeed (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the



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business and/or assets of the Company, and the Company will require any successor, by agreement in form and substance satisfactory to Executive, expressly to assume and agree to perform this Agreement. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of Executive and her legal representatives, heirs, and assigns, provided, however, that in the event of Executive's death prior to payment or distribution of all amounts, distributions, and benefits due her hereunder, each such unpaid amount and distribution shall be paid in accordance with this Agreement to the person or persons designated by Executive to the Company to receive such payment or distribution and, in the event Executive has made no applicable designation, to the person or persons designated by Executive as the beneficiary or beneficiaries of proceeds of life insurance payable in the event of Executive's death under the Company's group life insurance plan.

     14. GOVERNING LAW. Except to the extent required to be governed by the law of the State of New York because the Company is incorporated under the laws of that state, the validity, interpretation, and enforcement of this Agreement shall be governed by the law of whichever of the State of Illinois or the State of New York that to the greater extent permits or does not prevent the enforcement of this Agreement in accordance with its terms.

     15. SEVERABILITY. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect.

     16.  COUNTERPARTS.  This Agreement may be executed in one or


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more counterparts, each of which shall be deemed to be an original but all of which together constitute one and the same instrument.

                  -----------------------------------------




     IN WITNESS WHEREOF, the Executive has hereunto set her hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, and its corporate seal to be hereunto affixed and attested by its Secretary or Assistant Secretary, all as of the day and year first shown above written.


                                    /S/ BEVERLEY L. HAYES
                                    -----------------------------------
                                        Executive




                                    INTERNATIONAL MINERALS
                                    & CHEMICAL CORPORATION


                                    By  /S/ GEORGE D. KENNEDY
                                    -----------------------------------

                                    ITS PRESIDENT AND CHIEF EXECUTIVE
                                        OFFICER


(SEAL)


ATTEST

/S/  K.J. BURNS, JR.
- --------------------
         Secretary


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